Exhibit 3.2
By-Laws Of General Electric Company*
(as amended by the Board of directors on 4/25/07)

Article I
Office

The office of this Company shall be in the City of Schenectady, County of
Schenectady, State of New York.

Article II
Directors

A. The stock, property and affairs of this Company shall be managed by a Board of Directors consisting of not less than ten members. The number of Directors shall be such number, not less than the aforesaid minimum, as shall be determined by vote of a majority of the entire Board of Directors, except as the number of Directors for any year shall be fixed by the shareholders at any annual statutory meeting by a majority vote of the outstanding shares entitled to vote thereon. The Directors shall be elected each year, at the annual statutory meeting of the shareholders, to hold office until the next statutory meeting, and until their successors have been elected and have qualified.
One-third of the number of Directors constituting the entire Board, as that number shall be determined from time to time, shall be a quorum for the transaction of business.

B. Meetings of Directors

1. The Board of Directors may fix the time or times and the place or places of regular and special meetings of the Board. Special meetings of the Directors also may be held at any time by order of the Chairman of the Board, or in the absence of the Chairman of the Board, by order of the President, if then a separate officer, or upon the written direction of two of the Directors.

2 . Notice of each special meeting shall be mailed or telegraphed to each
Director at his residence or place of business at least two days before the meeting and notice shall be deemed to be given at the time of mailing or delivery to a telegraph office for transmission, but the said two days' notice need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him. If the time and place of a regular meeting have not been fixed by the Board, notice of such meeting shall be given as in the case of a special meeting.

3. The Board of Directors may prescribe an order of business for its meetings.

* As last amended and restated by Board of Directors on September 10, 1976, except for Article XI which was amended by shareholders on April 22, 1987; the first two sentences of Article II, Section A, which were amended on June 15,
1993; Article III, which was amended by the Board of Directors on December 18,
1998; Article II, Section C, which was amended by the Board of Directors on
April 25, 2006 and again on April 25, 2007; and Article VII, which was amended by the Board on April 25, 2007.

4. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the
Board or committee shall be filed with the minutes of the proceedings of the
Board or committee.

5. Any one or more members of the Board of Directors or of any committee of the
Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.
Participation by such means shall constitute presence in person at any such meeting.

C. Election of Directors. In any non-contested election of directors, any incumbent director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election shall immediately tender his or her resignation, and the Board of Directors shall decide, through a process managed by the Nominating and Corporate Governance Committee and
excluding the nominee in question, whether to accept the resignation at its next regularly scheduled Board meeting. The Board's explanation of its decision shall be promptly disclosed on Form 8-K filed with the Securities and Exchange
Commission (SEC).

D. In respect to things not herein specially provided for, the Board of
Directors may exercise the powers conferred on them by law.

Article III
Committees of Directors

The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members, a Management Development and Compensation
Committee, an Audit Committee, a Finance Committee, an Operations Committee, a
Public Responsibilities Committee, a Technology and Science Committee, and other committees, each consisting of one or more directors, and each of which, to the extent provided in the applicable resolution, shall have all the authority of the Board to the fullest extent permitted by law. The Board may designate one or more directors as ex officio members of any such committee who may replace any absent member or members at any meeting of such committee.

Article IV
Officers

A. As determined by the Board of Directors, the officers of this Company shall include:

1. A Chairman of the Board, who shall be chosen by the Directors from their own number. The Chairman of the Board shall be the Chief Executive Officer of the
Company and in that capacity shall have general management, subject to the control of the Board of Directors, of the business of the Company, including the appointment of all officers and employees of the Company for whose election or appointment no other provisions is made in these By-laws; he shall also have the power, at any time, to discharge or remove any officer or employee of the
Company, subject to the action thereon of the Board of Directors, and shall perform all other duties appropriate to this office. The Chairman of the Board shall preside at all meetings of Directors, and he may at any time call any meeting of the Board of Directors; he may also at his discretion call or attend any meeting of any committee of the Board, whether or not a member of such committee.

2. One or more Vice Chairmen of the Board, who shall also be chosen by the
Directors from their own number. The Board may designate one or more of the Vice
Chairmen to be Executive Officers of the Company accountable to the Chief
Executive Officer.

3. A President of the Company, who shall be chosen by the Directors from their own number. The office of President will normally be vested in the Chairman of the Board, provided, however, that in the discretion of the Board, the position of President may be established independent of, but accountable to, the Chairman during transition periods.

4. Two or more Vice Presidents, one or more of whom may also be designated
Executive Vice Presidents or Senior Vice Presidents accountable to the Chief
Executive Officer.

5. A Vice President-Finance, who shall be the principal financial officer of the Company, and who shall have such duties as the Board, by resolution, shall determine. In the absence or disability of the Vice President-Finance, the
Chairman of the Board may designate a person to exercise the powers of such office.

6. A Comptroller and a Treasurer who shall be officers of the Company. The
Treasurer and Comptroller shall perform such duties as may be assigned by the
Vice President-Finance. In the absence or disability of the Comptroller or
Treasurer, the Chairman of the Board may designate a person to execute the powers of such office.

7. A Secretary, who shall record in proper books to be kept for that purpose and have custody of the minutes of the meetings of the shareholders of the
Company and of meetings of the Board of Directors and of committees of the Board
(other than the Compensation Committee) and who shall be responsible for the custody and care of the seal of the Company. He shall attend to the giving and serving of all notices of the Company and perform such other duties as may be imposed upon him by the Board of Directors.

The Secretary may appoint an Associate Secretary and Attesting Secretaries, each of whom shall have the power to affix and attest the corporate seal of the
Company, and to attest the execution of documents on behalf of the Company and who shall perform such other duties as may be assigned by the Secretary; and in the absence or disability of the Secretary, the Associate Secretary may be designated by the Chairman to exercise the powers of the Secretary.

8. Such other officers as the Board may from time to time appoint.

B. One person may hold two or more offices, except that no person shall simultaneously hold the offices of President and Secretary.

C. All officers shall be elected by the Board of Directors for an initial term which shall continue until the first Board meeting following the next annual statutory meeting of shareholders, and thereafter all officers shall be elected for one-year terms; provided, however, that all officers shall serve at the pleasure of the Board. Officers shall exercise such powers and perform such duties as the Chief Executive Officer may from time to time direct, provided that these powers and duties are not inconsistent with any outstanding Board resolutions.

D. In the event of the absence, incapacity, illness or the death of the Chairman of the Board, the President, if then a separate officer, shall assume the duties of the Chairman of the Board pending action by the Board of Directors; provided, however, that if there is not a separate President in office, the duties of the
Chairman of the Board, pending action by the Board of Directors, shall be assumed by that Vice Chairman who is senior to the others in length of General
Electric Company service.

Article V
Removal of Officers and Employees

A. Any officer or employee of the Company may be at any time removed by the affirmative vote of at least a majority of the Board of Directors. In case of such removal the officer so removed shall forthwith deliver all the property of the Company in his possession, or under his control, to some person to be designated by the Board. Nothing herein contained shall limit the power of any officer to discharge any subordinate.

B. The Board may at any time, in the transaction of business, temporarily delegate any of the duties of any officer to any other officer or person selected by it.

Article VI
Vacancies

Any vacancy occurring in the Board of Directors, or in any office, may be filled for the unexpired term by the Board of Directors.

Article VII
Meetings of Shareholders

Meetings of shareholders may be held at such time and in such place within or without the State of New York as the Board of Directors may determine, and the annual statutory meeting required by Section 602(b) of the New York Business
Corporation Law shall be held on the fourth Wednesday in April of each year, or as the Board of Directors may from time to time otherwise determine.

Special meetings of the shareholders may be called by the Board, or upon the written request therefor of shareholders holding forty percent of the then issued stock of the Company, filed with the Secretary.

The Board of Directors may prescribe an order of business for meetings of shareholders. The Chairman of the Board, or in his absence, the President, if then a separate officer, shall preside at meetings of the shareholders;
provided, however, that the Board of Directors may for any meeting of shareholders designate another officer or officers to preside.

No business shall be conducted at a meeting of the shareholders except in accordance with the procedures set forth in this Article VII. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in this Article. The proposal of other business that may properly be considered by shareholders at a meeting may be made only
(i) pursuant to the Company's notice of meeting given by or at the direction of the Board of Directors, (ii) otherwise by or at the direction of the Board of
Directors as permitted by law or (iii) by any shareholder of the Company who was a shareholder of record at the time such shareholder gives notice of such proposal as provided for in this Article, who is entitled to vote on the proposal and who complies with the notice procedures set forth in this Article.
For business to be properly brought by a shareholder before the annual meeting of shareholders, the shareholder must give timely notice thereof in writing to the Secretary of the Company and such business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice of intention to make a nomination or to propose other business at the annual meeting must either
(i) be sent to the Company in compliance with the requirements of SEC Rule 14a-
8, if the proposal is submitted under such rule, or (ii) if not, be mailed and received by, or delivered to, the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day prior to the anniversary date of the most recent annual meeting of shareholders or, if the date of the annual meeting of shareholders is more than 30 days earlier or later than such anniversary date, then not later than the close of business on the
75th day prior to the anniversary date of the most recent annual meeting of shareholders.

Only matters as are stated in the notice of a special meeting of shareholders shall be brought before such a meeting and, in the case of a special meeting properly noticed for the election of directors, notice of a shareholder's intention to make a nomination, in order to be timely, must be mailed and received by, or delivered to, the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day after notice of the meeting is properly given.

A shareholder's notice to the Secretary to submit business for action at the annual meeting of shareholders shall set forth either the information required by SEC Rule 14a-8 if submitted in accordance with and permitted by such rule or, if a nomination for the election of a director at the annual meeting or a special meeting of shareholders or otherwise not in accordance with such rule:
(i) the name and address of the shareholder, (ii) the number of shares of stock of the Company held of record and beneficially by such shareholder, (iii) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (iv) a brief description of the business desired to be submitted to the meeting of shareholders, including the complete text of any resolutions and any amendment to any Company document intended to be presented at the meeting of shareholders,
(v) any personal or other direct or indirect material interest of the shareholder in the business to be submitted, (vi) all other information relating to the proposed business which may be required to be disclosed under the New
York Business Corporation Law or included in a proxy statement filed pursuant to the proxy rules of the SEC and (vii) if the shareholder intends to make a nomination, (a) information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and (b) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. Notice of intention to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the Company if elected.

The officer presiding at the meeting of shareholders shall determine all matters relating to the efficient conduct of the meeting, including, but not limited to, the items of business. The presiding officer shall, if the facts warrant, determine and declare that any putative business was not properly brought before the meeting in accordance with the procedures prescribed by this Article VII, in which case such business shall not be transacted.

Article VIII
Stock and Transfer

A. Certificates of stock, signed by the Chairman of the Board, or a Vice
Chairman, or the President, if then a separate officer, or a Vice President and the Secretary or Treasurer, shall be issued to the shareholders. Such signatures may be facsimiles, engraved or printed, and in case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such before such certificate is issued, such certificate may be issued by the Company with the same effect as if that officer had not ceased to be such at the date of its issue.

B. The stock shall be transferable only upon the books of the Company, by the holder thereof, in person, or by properly authenticated power of attorney.

C. The Board of Directors or Executive Committee may appoint suitable agents in the City of New York and elsewhere, to facilitate transfers by shareholders under such regulations as the Board may from time to time prescribe. The transfer books may be closed by the Board for such periods as may be deemed advisable for dividend or other purposes.

D. The Board of Directors or Executive Committee may appoint any Bank or Trust
Company in the City of New York or elsewhere, to act as registrar of transfers of stock until otherwise ordered by the Board of Directors. After the appointment of any such registrar of transfers, no certificate thereafter issued for stock shall be binding upon the Company, or have any validity, unless countersigned by any such registrar of transfers, or by a successor of any such registrar appointed by the Board of Directors.

E. The Board of Directors may make such other and further regulations, with reference to the stock and its transfer, as to them may seem advisable from time to time.

F. The Board of Directors may call a meeting or meetings of shareholders for the purpose of authorizing an increase of the stock of this Company, at such time or times as to the Board may seem advisable.

Article IX
Examination of Books

The Board of Directors may, by resolution, make regulations respecting the examination of the books of the Company by shareholders.

Article X
Engineering Decisions and Activities

All engineering decisions made in a particular state pertaining to any project or engineering activities conducted by the Company in such state where so required by law, or where the Chief Executive Officer so directs, shall be made
(a) by the employee of the Company who holds a certificate of registration as an engineer in such state and who has been specified by the Chief Executive Officer or the person designated by the Chief Executive Officer to make such specification, as the engineer in responsible charge of such project or engineering activities, or (b) by other responsible engineers under his direction or supervision.

Article XI
Indemnification

A. The Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the Company and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the
Company, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorney's fees, incurred in connection with such action or proceeding or any appeal therein, provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or
(ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The benefits of this Paragraph A shall extend to the heirs and legal representatives of any person entitled to indemnification under this paragraph.

B. The Company may, to the extent authorized from time to time by the Board of
Directors, or by a committee comprised of members of the Board or members of management as the Board may designate for such purpose, provide indemnification to employees or agents of the Company who are not officers or directors of the
Company with such scope and effect as determined by the Board, or such committee.

C. The Company may indemnify any person to whom the Company is permitted by applicable law to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New York
Business Corporation Law or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this
Paragraph C shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of
Incorporation, By-laws, agreement, vote of shareholders or disinterested directors or otherwise.

D. The right to indemnification conferred by Paragraph A shall, and any indemnification extended under Paragraph B or Paragraph C may, be retroactive to events occurring prior to the adoption of this Article XI, to the fullest extent permitted by applicable law.

E. This Article XI may be amended, modified or repealed either by action of the
Board of Directors of the Company or by the vote of the shareholders.

Article XII
Amendments of By-laws

These By-laws may be altered, amended or repealed, at any time, in the manner provided in the Certificate of Incorporation of this Company.

Article XIII
Emergency By-law

A. This Emergency By-law shall become effective if the Defense Council of New
York, as constituted under the New York State Defense Emergency Act now in effect or as it may hereafter be amended from time to time, shall order the effectiveness of emergency By-laws of New York Corporations and shall cease to be effective when the Council shall so declare. This Emergency By-law may also become effective in the manner outlined in Section E of this Article.

B. In the event this Emergency By-law shall become effective, the business of the Company shall continue to be managed by those members of the Board of
Directors in office at the time the emergency arises who are available to act during the emergency. If less than three such Directors are available to act, additional Directors, in whatever number is necessary to constitute a Board of three Directors, shall be selected automatically from the first available officers or employees in the order provided in the emergency succession list established by the Board of Directors and in effect at the time an emergency arises.

C. For the purposes of Sections B and D(3) of this Article, a Director shall be deemed unavailable to act if he shall fail to attend a Directors meeting called in the manner provided in Section D(l) of this Article. This section, however, shall not affect in any way the right of a Director in office at the time an emergency arises to continue as a Director.

D. The Board of Directors shall be governed by the following basic procedures and shall have the following specific powers in addition to all other powers which it would otherwise have.

1. Meetings of the Board of Directors may be called by any Director, or by the first available officer or employee in the order provided in the emergency succession list referred to in Section B of this Article, by mailing to all
Directors written notice thereof at their residence or place of business at least two days before the meeting and by using other reasonably available means of communication in an effort to contact each Director.

2. Three Directors shall constitute a quorum which may in all cases act by majority vote.

3. If the number of Directors who are available to act shall drop below three, additional Directors, in whatever number is necessary to constitute a Board of three Directors, shall be selected automatically from the first available officers or employees in the order provided in the emergency succession list referred to in Section B of this Article.

4. Additional Directors, beyond the minimum number of three Directors, but not more than three additional Directors, may be elected from any officers or employees on the emergency succession list referred to in Section B of this
Article.

5. Any Director, other than a Director in office at the time an emergency arises, may be removed by a majority vote.

6. The Board of Directors may establish any additional procedures and may amend any of the provisions of this Article concerning the interim management of the affairs of the Company in an emergency if it considers it to be in the best interests of the Company to do so, except that it may not change Sections C or
D(5) of this Article in any manner which excludes from participation any person who was a Director in office at the time an emergency arises.

7. To the extent that it considers it practical to do so, the Board of
Directors shall manage the business of the Company during an emergency in a manner which is consistent with the Certificate of Incorporation and By-laws. It is recognized, however, that in an emergency it may not always be practical to act in this manner and this Emergency By-law is intended to and hereby empowers the Board of Directors with the maximum authority possible under the New York
State Defense Emergency Act, and all other applicable law, to conduct the interim management of the affairs of the Company in an emergency in what it considers to be in the best interests of the Company.

E. If an obvious defense emergency exists because of an enemy attack and, if by reason of the emergency, the Defense Council of New York is itself unable to order the effectiveness of emergency by-laws as contemplated by Section A of this Article, then:

1. A quorum of the Board of Directors pursuant to Article II of these By-laws may order the effectiveness of this Emergency By-law or

2. If a quorum of the Board of Directors pursuant to Article II of these
By-laws is not present at the first Board of Directors meeting called, in the manner provided in Section D(l) of this Article, after an emergency arises, then the provisions of this Emergency By-law shall automatically become effective and shall remain in effect until it is practical for a normally constituted Board of
Directors to resume management of the business of the Company.